EXHIBIT 99.1

WCA Waste Corporation Announces First Quarter 2006 Results

         --  First Quarter Revenue Increased 51.5 Percent
         --  First Quarter Operating Income Increased 103.3 Percent
         --  First Quarter Internal Growth 15.8 Percent

HOUSTON, May 8, 2006 (PRIMEZONE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today financial results for the first quarter 2006. For the first quarter 2006, revenue increased 51.5% to $34.7 million over the $22.9 million that was reported for the same period last year. Operating income increased 103.3% to $5.1 million over the $2.5 million that was reported over the quarter ended March 31, 2005. Operating margins increased to 14.8% of revenue versus 11.0% for the same quarter last year. Net income for the quarter was $0.6 million, or $0.04 per share. During the quarter average borrowing costs increased to 8.38% versus 5.06% for the same quarter of 2005. This increase and the incremental interest expense affected net income by $0.05 per share for the first quarter of 2006.

Tom Fatjo, Chairman of WCA Waste Corporation, stated, "The Company is pleased with the financial and operational results for the first quarter of 2006. We are on target with the following forecast for 2006, which does not include the impact of acquisitions:

  --  Revenue  in excess of $140 million, a 23% increase over 2005;
  --  Operating Income in excess of  $21 million, a 24%
      increase over 2005;
  --  EBITDA in excess of  $40 million, a 25% increase over 2005."

EBITDA increased to 28.0% of revenue versus the 23.4% for the same period of 2005.

As previously announced, the Company has initiated a process of exploring a variety of strategic alternatives which has been a primary focus of certain members of management and the Board. We are optimistic about the selection of one or a combination of such alternatives in the near future.

WCA Waste Corporation will be hosting a conference call to discuss the first quarter 2006 earnings at 8:30 am Eastern Time on May 9, 2006.

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations consists of twenty landfills, twenty-one transfer stations/material recovery facilities and twenty-four collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ National Market System under the symbol "WCAA."

The WCA Waste Corporation logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1736

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our plans, objectives, goals, expectations or intentions and other statements that are not historical facts are forward-looking statements. For example, descriptions of strategy are forward-looking statements, including descriptions of our acquisition strategy and the benefits of any acquisition or potential acquisition.

The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. We caution that forward-looking statements are not guarantees, are based upon the current beliefs and expectations of WCA's management, and are subject to known and unknown risks and uncertainties. Since our business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements.

As to acquisitions and acquisition strategies, on which our future financial performance will significantly depend, risks and uncertainties include, without limitation: we may be unable to identify, complete or integrate future acquisitions successfully; we compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons; businesses that we acquire may have unknown liabilities and require unforeseen capital expenditures; changes or disruptions associated with making acquisitions may make it more difficult to maintain relationships with customers of the acquired businesses; in connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders; and rapid growth may strain our management, operational, financial and other resources.

Moreover, our results will be subject to a number of operational and other risks, including the following: we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.

We describe these and other risks in greater detail in the sections entitled "Business-Risk Factors" and "-Cautionary Statement About Forward-Looking Statements" included in our Annual Report on Form 10-K for the year-ended December 31, 2005, to which we refer you for additional information.

       WCA -- 1st Quarter 2006 Earning Release Information

                          WCA Waste Corporation
            Condensed Consolidated Statement of Operations
                             (Unaudited)

                                        Three Months Ended March 31,
                                     ---------------------------------
                                         2006                2005
                                     ----------           -----------
                                          (In thousands, except
                                            per share amounts)

 Revenue                                $34,680             $ 22,885
 Expenses:
  Cost of services                       22,213               15,746
  Depreciation and
   amortization                           4,568                2,838
  Accretion expense                          71                   38
  General and administrative:
   Stock-based
    compensation charge                     253                   --
   Other general and
    administrative                        2,457                1,746
                                     ----------           -----------
                                         29,562               20,368
                                     ----------           -----------
 Operating income                         5,118                2,517
 Other income (expense):
  Interest expense, net                  (4,107)              (1,352)
  Other                                       9                    4
                                     ----------           -----------
                                         (4,098)              (1,348)
                                     ----------           -----------

 Income before income taxes               1,020                1,169
 Income tax provision                      (408)                (461)
                                     ----------           -----------
 Net income                               $ 612                $ 708
                                  ===============  ===================

 PER SHARE DATA (Basic and diluted):
 Net income                              $ 0.04               $ 0.05
                                  ===============  ===================

 WEIGHTED AVERAGE SHARES
   OUTSTANDING (Basic)                   16,330               15,305
                                     ----------           -----------

 WEIGHTED AVERAGE SHARES
   OUTSTANDING (Diluted)                 16,350               15,326
                                     ----------           -----------

                      Non-GAAP Financial Measures

  ------------------------------------------------------------------

  Our management evaluates our performance based on non-GAAP measures, of which the primary performance measure is EBITDA.
  EBITDA consists of earnings (net income) before interest expense
  (including the write-off of deferred financing costs and debt discount), income tax expense, depreciation and amortization. We also use these same measures when evaluating potential
  acquisition candidates.

  We believe EBITDA is useful to an investor in evaluating our operating performance because:

  -- it is widely used by investors in our industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

  -- it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization of our landfills and vehicles) from our operating results; and

  -- it helps investors identify items that are within operational control. Depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

     Our management uses EBITDA:

  -- as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

  -- as one method we use to estimate a purchase price (often expressed as a multiple of EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA multiple will vary from acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market as well as other considerations;

  -- in presentations to our board of directors to enable them to have the same consistent measurement basis of operating performance used by management;

  -- as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;

  --  in evaluations of field operations since it represents operational performance and takes into account financial
      measures within the control of the field operating units;

  --  as a component of incentive cash bonuses paid to our executive officers and other employees;

  --  to assess compliance with financial ratios and covenants included in our credit facility; and

  --  in communications with investors, lenders, and others, concerning our financial performance.

 The following presents a reconciliation of net income to our total EBITDA (in thousands):

                                      Three Months Ended March 31,
                                  -----------------------------------
                                        2006                   2005
                                     ----------           -----------

 Net income                               $ 612                $ 708
 Depreciation and amortization            4,568                2,838
 Interest expense, net                    4,107                1,352
 Income tax provision                       408                  461
                                     ----------           -----------
 Total EBITDA                           $ 9,695              $ 5,359
                                  ==============  ===================

 As a percentage of revenue                28.0%                23.4%

  Our EBITDA, as we define it, may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

                          Supplemental Disclosures
  -----------------------------------------------------------------
                            (Dollars in millions)

                                    Three Months Ended March 31, 2006
                                   -----------------------------------
 Revenue Breakdown:
   Collection                            $ 19.8                46.3%
   Disposal                                14.2                33.2%
   Transfer                                 6.9                16.1%
   Other                                    1.9                 4.4%
                                     ----------           -----------
     Total                                 42.8               100.0%
   Intercompany eliminations               (8.1)
                                     ----------
     Total reported revenue              $ 34.7
                                     ==========

 Internalization of Disposal:
 Three Months ended March 31, 2006         77.3%

 Debt to Capitalization:
     Long-term debt including
       current maturities               $ 183.0
     Total Equity                          94.0
                                     ----------
      Total capitalization             $ 277.0
                                     ==========
       Debt-to-total
        capitalization                    66.1%

CONTACT:  WCA Waste Corporation
          Tommy Fatjo
          (713) 292-2400